EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On December 29, 2006, Omtool, Ltd. (“Omtool” or the “Company”) completed its acquisition, by merger (the “Merger”), of BlueChip Technologies Ltd. (“BlueChip”) pursuant to an Agreement and Plan of Merger by and among the Company, BlueChip, BC Acquisition, Inc., a wholly-owned acquisition subsidiary of the Company, Omtool Healthcare, LLC, a wholly-owned subsidiary of the Company (the “ LLC “), and William J. Rynkowski, Jr. (the “Seller”), dated as of November 13, 2006.  As a result of the Merger, BlueChip became a wholly-owned subsidiary of the Company.  Promptly following the Merger, the Company caused BlueChip to merge with and into the LLC, with the LLC as the surviving entity.

BlueChip is a provider of electronic forms automation, document imaging, and object archiving solutions for the healthcare vertical market. The Company acquired BlueChip in order to strengthen and expand its presence in the healthcare market.  The Company acquired all of the outstanding shares of BlueChip for $562,090 in cash, $1,683,702 in a promissory note issued to the Seller, 375,331 shares of the Company’s common stock (valued at $1,478,804), the issuance of vested options to purchase the Company’s common stock in substitution for outstanding BlueChip stock options (valued at $368,090), and direct acquisition costs of $456,793, which consisted primarily of financial advisory, legal and accounting services.

The acquisition has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.”  Under the purchase method of accounting, the total purchase price presented in the accompanying unaudited pro forma combined financial statement was allocated to the assets acquired and liabilities assumed based on their estimated fair values.  The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed was recognized as goodwill.

The following unaudited pro forma combined financial information gives effect to Omtool’s acquisition of BlueChip and should be read in conjunction with the historical financial statements and the related notes of the Company, which are included in our Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006, and BlueChip, whose financial statements are included as an exhibit to this document. The unaudited pro forma combined balance sheet as of September 30, 2006 gives effect to the merger with BlueChip as if it had occurred on September 30, 2006 and the unaudited pro forma combined statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 give effect to the merger with BlueChip as if it had occurred on January 1, 2005. The unaudited pro forma combined statement of operations for the year ended December 31, 2005 is based on audited historical results of operations of Omtool and BlueChip. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2006 is based on unaudited historical results of Omtool and the audited historical results of operations of BlueChip. The unaudited pro forma combined financial statements include all material pro forma adjustments necessary for their preparation, but do not assume any benefits from cost savings or synergies of operations of the combined company. The unaudited pro forma combined balance sheet information as of September 30, 2006 reflects an adjustment to record BlueChip’s deferred revenue at its estimated fair value. No corresponding adjustment has been made in the unaudited pro forma combined statement of operations information for either period presented.

Omtool expects to incur costs related to the merger principally in the quarter in which the acquisition was consummated, the quarter ended December 31, 2006. These costs, which are currently estimated to be approximately $457,000, primarily consist of financial advisory, legal and accounting services. The unaudited pro forma combined financial statements reflect Omtool’s estimated transaction costs as a component of the purchase price. An independent valuation specialist conducted a valuation analysis in order to assist Omtool’s management in determining the fair values of a significant portion of BlueChip’s assets. The work performed by the independent valuation specialist has been considered in management’s estimates of the fair values reflected in these unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Omtool that would have been reported if the merger had been consummated as of the beginning of the period presented, nor are they necessarily indicative of the future operating results or financial position of the combined company.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2006

	Historical		Pro forma		Pro forma
	Omtool	BlueChip	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$6,366,471	$407,903	$(1,018,883)	(1), (2)	$5,755,491
Accounts receivable, net of reserves	2,019,538	313,376	—		2,332,914
Unbilled accounts receivable	—	362,378	—		362,378
Inventory	73,236	51,027	—		124,263
Prepaid expenses and other current assets	536,885	16,924	—		553,809

Total current assets	8,996,130	1,151,608	(1,018,883)		9,128,855

Property and equipment, net	1,481,043	60,613	—		1,541,656
Goodwill	—	—	1,942,419	(4)	1,942,419
Other intangible assets	—	—	1,785,000	(4)	1,785,000
Unbilled accounts receivable, net of current	—	472,649	—		472,649
Other assets	53,130	—	—		53,130

	$10,530,303	$1,684,870	$2,738,536		$14,953,709

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,186,574	$88,342	$—		$1,274,916
Accrued liabilities	1,398,369	99,658	—		1,498,027
Line of credit	—	88,156	—		88,156
Accrued state sales tax	317,705	—	—		317,705
Deferred revenue	3,977,929	2,575,216	(1,878,562	)(5)	4,674,583
Note payable, current portion	—	—	467,695	(3)	467,695
Capital lease obligations, current portion	86,206	—	—		86,206

Total current liabilities	6,966,783	2,851,372	(1,410,867)		8,407,288

Deferred revenue, long term	474,497	108,000	(108,000	)(5)	474,497
Deferred rent	404,874	—	—		404,874
Note payable, less current portion	—	—	1,216,007	(3)	1,216,007
Capital lease obligations, less current portion	377,188	—	—		377,188

Total liabilities	8,223,342	2,959,372	(302,860)		10,879,854

Stockholders’ equity (deficit):
Preferred stock	—	—	—		—
Common stock	43,679	59,000	(55,247	)(4), (6)	47,432
Additional paid-in capital	34,735,719	—	1,843,141	(4)	36,578,860
Accumulated deficit	(30,576,178)	(1,333,502)	1,253,502	(4), (6)	30,656,178
Treasury stock	(1,845,743)	—	—		(1,845,743)
Accumulated other comprehensive income	(50,516)	—	—		(50,516)

Total stockholders’ equity (deficit)	2,306,961	(1,274,502)	3,041,396		4,073,855

	$10,530,303	$1,684,870	$2,738,536		$14,953,709

See accompanying notes to unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2006

	Historical		Pro forma		Pro forma
	Omtool	BlueChip	Adjustments		Combined
Revenues:
License and implementation	$2,989,554	$114,915	$—		$3,104,469
Hardware	1,569,340	—	—		1,569,340
Support and service	5,487,277	1,723,146	—		7,210,423

Total revenues	10,046,171	1,838,061	—		11,884,232

Cost of revenues:
License and implementation	143,465	341,335	—		484,800
Hardware	987,301	—	—		987,301
Support and service	2,450,783	361,916	—		2,812,699

Total cost of revenues	3,581,549	703,251	—		4,284,800

Gross profit	6,464,622	1,134,810	—		7,599,432

Operating Expenses:
Sales and marketing	6,203,344	691,266	—		6,894,610
Research and development	2,095,889	497,995	—		2,593,884
General and administrative	2,527,866	577,732	282,186	(7)	3,387,784
Gain on settlement of litigation, net of legal fees	—	(4,016,749)	—		(4,016,749)

Total operating expenses (income)	10,827,099	(2,249,756)	282,186		8,859,529

Income (loss) from operations	(4,362,477)	3,384,566	(282,186)		(1,260,097)
Interest and other income, net	114,061	2,549	(82,985	)(9), (10)	33,625

Income (loss) before provision for income taxes	(4,248,416)	3,387,115	(365,171)		(1,226,472)
Provision for income taxes	—	14,165	—		14,165

Net income (loss)	$(4,248,416)	$3,372,950	$(365,171)		$(1,240,637)

Basic net loss per share	$(1.06)				$(0.28)

Diluted net loss per share	$(1.06)				$(0.28)

Basic weighted average common shares outstanding	4,021,447		375,311	(8)	4,396,758

Diluted weighted average common shares outstanding	4,021,447		375,311	(8)	4,396,758

See accompanying notes to unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2005

	Historical		Pro forma		Pro forma
	Omtool	BlueChip	Adjustments		Combined
Revenues:
License and implementation	$4,732,121	$1,193,677	$—		$5,925,798
Hardware	2,705,109	—	—		2,705,109
Support and service	6,858,935	2,748,404	—		9,607,339

Total revenues	14,296,165	3,942,081	—		18,238,246

Cost of revenues:
License and implementation	154,165	435,257	—		589,422
Hardware	1,694,407	—	—		1,694,407
Support and service	2,781,828	452,538	—		3,234,366

Total cost of revenues	4,630,400	887,795	—		5,518,195

Gross profit	9,665,765	3,054,286	—		12,720,051

Operating Expenses:
Sales and marketing	5,256,283	1,087,626	—		6,343,909
Research and development	2,239,250	803,033	80,000	(4)	3,122,283
General and administrative	2,671,200	984,570	508,343	(7)	4,164,113

Total operating expenses	10,166,733	2,875,229	588,343		13,630,305

Income (loss) from operations	(500,968)	179,057	(588,343)		(910,254)
Interest and other income, net	185,725	(2,946)	(108,725)	(9), (10)	74,054

Income (loss) before provision (benefit) for income taxes	(315,243)	176,111	(697,068)		(836,200)
Provision (benefit) for income taxes	(5,492)	3,532	—		(1,960)

Net income (loss)	$(309,751)	$172,579	(697,068)		(834,240)

Basic net loss per share	$(0.08)				$(0.19)

Diluted net loss per share	$(0.08)				$(0.19)

Basic weighted average common shares outstanding	3,923,963		375,311	(8)	4,299,274

Diluted weighted average common shares outstanding	3,923,963		375,311	(8)	4,299,274

See accompanying notes to unaudited pro forma combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Explanation of Adjustments to the Pro Forma Combined Financial Statements:

(1)	Estimated transaction costs of $456,793 incurred to consummate the acquisition.

(2)	Cash portion of consideration paid by Omtool of $562,090.

(3)	Note payable issued as part of the consideration paid by Omtool of $1,683,702.

(4)

The Company has allocated the purchase price to the net tangible and intangible assets, resulting in the excess of the purchase price over the net tangible and identifiable intangible assets being recorded as goodwill. The following represents the purchase price:

Cash	$562,090
Note payable	1,683,702
Direct acquisition costs	456,793
Value of common stock issued	1,478,804
Value of vested stock options issued	368,090

Total purchase consideration paid	$4,549,479

The valuation of the Omtool’s stock and stock options was set using an average closing price of the Omtool’s common stock on the Nasdaq Stock Market over the five trading days immediately preceding and including December 29, 2006, the acquisition date. The fair value of Company stock options issued of $368,090 was estimated as of December 29, 2006 using the Black-Scholes option-pricing model with the following assumptions: no expected dividend yield, expected volatility of 79%, risk-free interest rate of 4.72% and expected life of 3.8 - 4.1 years.  All the stock options issued as of the date of acquisition were fully vested.

The purchase price has been allocated on a pro forma basis to the acquired net tangible and identifiable intangible assets based on their estimated fair values as of September 30, 2006 as follows:

Cash and cash equivalents	$407,903
Accounts receivable	313,376
Unbilled accounts receivable	835,027
Other assets	128,564
Accounts payable and accrued expenses	(276,156)
Deferred revenue	(696,654)

Net tangible assets acquired	$712,060

Excess of purchase price over net tangible assets acquired	$3,837,419
Identified intangible assets:
Customer contracts and relationships	$850,000
Purchased technology	774,000
Other intangible assets	161,000
In-process research and development	80,000

Total fair value of identified intangibles	$1,865,000

Goodwill	$1,972,419

The total purchase price is allocated to the net tangible and intangible assets of BlueChip based on their fair value as of the completion date of Omtool’s acquisition of BlueChip.

Consideration allocated to the identified intangible assets will be amortized over each asset’s estimated useful life of 3 to 10 years.

In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), goodwill resulting from the transaction is not amortized but will be subject to an annual impairment test (or more frequently if certain events or circumstances indicate that goodwill may be impaired). In the event that goodwill is impaired, Omtool will incur an impairment charge for the amount by which the carrying value of goodwill exceeds its fair value during the fiscal quarter in which the determination is made that goodwill is impaired.

Of the $1.865 million allocated to identified intangible assets, $80,000 is related to in-process research and development (“IPR&D”). IPR&D represents new projects on the date of acquisition that the related technology has not reached technological feasibility and does not have alternate future use. The IPR&D consisted of a single project to develop an imaging module to be used with tablet personal computers. All IPR&D has been expensed at the date of acquisition and has been included as an adjustment to retained earnings on the unaudited pro forma combined balance sheet and to research and development expenses on the unaudited pro forma combined statement of operations for the twelve months ended December 31, 2005.

The Company has not recorded any deferred tax liabilities for the book to tax basis difference of the intangible assets because the Company anticipates offsetting the deferred tax liability arising from the acquisition against its existing fully reserved deferred tax assets relating to its net operating losses.

(5)

Adjustment of BlueChip’s deferred revenue to its estimated fair value, based on the estimated costs to perform the services required by the BlueChip maintenance and implementation contracts to which the deferred revenue primarily relates, plus an appropriate profit margin.

(6)	Elimination of BlueChip’s equity accounts and the issuance of Omtool shares of common stock and stock options to effect the acquisition.

(7)

Amortization of the intangible assets recorded as part of the purchase price allocation in connection with the acquisition. Intangible assets are amortized in accordance with SFAS 142 based on their economic useful lives for purposes of these unaudited pro forma combined financial statements over the following number of years:

	Estimated	Amortization
	Useful	For the nine months	For the twelve months
	Life	ended Sept. 30, 2006	ended Dec. 31, 2006
Customer contracts and relationships	10	$125,829	$281,203
Purchased technology	5	128,242	187,656
Other intangible assets	3-6	28,115	39,484
		$282,186	$508,343

The estimated future amortization of the intangible assets is as follows:

For the twelve months ended:
2006	$376,249
2007	307,264
2008	237,778
2009	196,673
2010	61,175
Thereafter	97,515
Total	$1,276,654

(8)	To record the impact of the issuance of Omtool common stock as consideration in conjunction with the acquisition.

(9)	To record the reduction of interest income to give effect to using $1.0 million of cash to pay transaction costs and the cash portion of consideration.

(10)	To record the interest expense to give effect to the note payable issued as part of the consideration paid by Omtool.